Exhibit 99.1

ChemoCentryx Secures up to $100 Million in New Capital Commitments

— ChemoCentryx to Receive $50 Million Milestone from Vifor Pharma for Validation of Conditional Marketing Authorization Application for Avacopan for the Treatment of ANCA Vasculitis —

— Company Also Enters into $50 Million Growth Capital Financing Agreement with Hercules Capital —

MOUNTAIN VIEW, Calif., January 4, 2018 — ChemoCentryx, Inc., (Nasdaq: CCXI) today announced that it will receive a $50 million milestone payment from Vifor Fresenius Medical Care Renal Pharma (VFMCRP), a company of the Vifor Pharma Group and Fresenius Medical Care. The milestone was triggered by the European Medicines Agency (EMA)’s validation of the Company’s Conditional Marketing Authorization (CMA) application for avacopan in the treatment of patients with anti-neutrophil cytoplasmic auto-antibody-associated vasculitis (ANCA associated vasculitis), announced earlier today. In addition to the $50 million milestone from VFMCRP, the Company also entered into a $50 million growth capital financing agreement with Hercules Capital, Inc. (NYSE:HTGC), bringing total new capital commitments of up to $100 million to ChemoCentryx. Such additional capital is expected to provide funding to advance avacopan through topline data from the Phase III ADVOCATE trial as well as potential registration filings in the U.S. and EU.

“The validation of our CMA application by the EMA is a pivotal milestone in our Kidney Health Alliance with Vifor. It is also a major advance in heightening the awareness of the plight of ANCA vasculitis patients,” said Thomas J. Schall, Ph.D., President and Chief Executive Officer of ChemoCentryx. “The status quo is simply not good enough for ANCA patients and new therapies are desperately needed. The decision of the EMA to validate our conditional marketing application will enable a thorough examination of how we at CCXI and our partners at Vifor may create just such a valuable new paradigm for ANCA treatment.”

ChemoCentryx, which is responsible for the discovery and development of avacopan, owns and retains the commercial rights to the drug in the United States and China, and VFMCRP has licensed the rights to commercialize the drug in all other countries. Under the terms of the Kidney Health Alliance with Vifor Pharma, which comprises both avacopan and CCX140, ChemoCentryx has received a total of $155 million in upfront cash and cash commitments in addition to the $50 million milestone announced today. ChemoCentryx is eligible to receive additional payments upon the achievement of certain development, regulatory and sales-based milestones, as well as tiered double-digit royalties on potential net sales of avacopan and CCX140 in the Vifor licensed territories.

The $50 million credit facility from Hercules Capital comprises three tranches. The first tranche of $15 million, of which $5.0 million was funded upon closing of the agreement, is available through June 2018. The remaining $35 million is available in two additional tranches, subject to certain conditions. The term loan has a 24-month interest-only period from initial funding, which is extendable to 30 months upon the achievement of certain milestones and matures in 48 months. Further information with respect to the growth capital financing agreement with Hercules is contained on a Form 8-K to be filed by ChemoCentryx with the Securities and Exchange Commission.

About ChemoCentryx

ChemoCentryx is a biopharmaceutical company developing new medications targeted at inflammatory and autoimmune diseases and cancer. ChemoCentryx targets the chemokine and chemoattractant systems to discover, develop and commercialize orally-administered therapies. ChemoCentryx is currently focusing on its late stage drug candidates for patients with rare kidney diseases, avacopan (CCX168) and CCX140.

Avacopan is an orally-administered small molecule that is a selective inhibitor of the complement C5a receptor, or C5aR. Avacopan is in Phase III development for the treatment of anti-neutrophil cytoplasmic auto-antibody-associated vasculitis (ANCA Vasculitis). In clinical studies to date, avacopan was shown to be safe, well tolerated and provided effective control of the disease while allowing elimination of high-dose steroids, part of the current standard of care. Avacopan is also being developed in patients with C3 glomerulopathy (C3G) and atypical hemolytic uremic syndrome (aHUS). The U.S. Food and Drug Administration has granted avacopan orphan-drug designation for ANCA Vasculitis, C3G and aHUS. The European Commission has granted orphan medicinal product designation for avacopan for the treatment of two forms of ANCA Vasculitis: microscopic polyangiitis and granulomatosis with polyangiitis (formerly known as Wegener’s granulomatosis), as well as for C3G. Avacopan was also granted access to the European Medicines Agency’s (EMA) PRIority MEdicines (PRIME) initiative, which supports accelerated assessment of investigational therapies addressing unmet medical need.

The Company’s other late stage drug candidate is CCX140, an inhibitor of the chemokine receptor known as CCR2, which is currently being developed for patients with focal segmental glomerulosclerosis (FSGS), a debilitating kidney disease.

ChemoCentryx’s Kidney Health Alliance with Vifor Pharma provides Vifor Pharma with exclusive rights to commercialize avacopan and CCX140 in markets outside of the U.S. and China.

ChemoCentryx also has early stage drug candidates that target chemoattractant receptors in other Inflammatory and autoimmune diseases and in cancer.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $7.0 billion to over 390 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Forward-Looking Statements

ChemoCentryx cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements include the Company’s statements regarding the achievement of anticipated goals and milestones, whether the additional up to $100 million in capital will provide sufficient funding through topline data from the avacopan ADVOCATE Phase III trial and potential registration filings in the U.S. and EU and availability of the full $50 million capital facility from Hercules Capital through the term of the agreement. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K filed with the SEC on March 14, 2017 and its other reports which are available from the SEC’s website (www.sec.gov) and on ChemoCentryx’s website (www.chemocentryx.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Source: ChemoCentryx, Inc.

CCXI-G

Contacts:

Susan M. Kanaya

Executive Vice President, Chief Financial and Administrative Officer

investor@chemocentryx.com

Media:

Stephanie Tomei

408.234.1279

media@chemocentryx.com

Investors:

Burns McClellan, Inc.

Steve Klass

212.213.0006

sklass@burnsmc.com